Exhibit 99

                   1999 QUARTERLY SEGMENT RESULTS
                      (Unaudited, in millions)

[CAPTION]

Quarter ended                   Dec 31    Mar 31    Jun 30    Sep 30    Total
                               -------   -------   -------   -------   -------
Revenues:
 Media Networks
  Broadcasting                 $ 1,421   $ 1,109   $ 1,135   $ 1,029   $ 4,694
  Cable Networks                   793       600       656       769     2,818
                                ------    ------    ------    ------    ------
                                 2,214     1,709     1,791     1,798     7,512
                                ------    ------    ------    ------    ------

 Studio Entertainment            1,864     1,705     1,343     1,636     6,548
 Theme Parks & Resorts           1,434     1,408     1,711     1,553     6,106
 Consumer Products               1,000       647       635       747     3,030
 Internet and Direct Marketing      77        41        42        47       206
                                ------    ------    ------    ------    ------
                               $ 6,589   $ 5,510   $ 5,522   $ 5,781   $23,402
                                ======    ======    ======    ======    ======

Operating Income:
 Media Networks
  Broadcasting                 $   148   $   139   $   227   $   145   $   659
  Cable Networks                   223       228       277       224       952
                                ------    ------    ------    ------    ------
                                   371       367       504       369     1,611
                                ------    ------    ------    ------    ------

 Studio Entertainment              142        90       (22)      (94)      116
 Theme Parks & Resorts             335       305       488       318     1,446
 Consumer Products                 294        92       119       102       607
 Internet and Direct Marketing      (4)      (18)      (21)      (50)      (93)
 Amortization of Intangible
    Assets                        (108)     (107)     (117)     (124)     (456)
                                ------    ------    ------    ------    ------
                                 1,030       729       951       521     3,231
 Gain on Sale of Starwave          345         -         -         -       345
 Restructuring Changes               -         -         -      (132)     (132)
                                ------    ------    ------    ------    ------
                               $ 1,375   $   729   $   951   $   389   $ 3,444
                                ======    ======    ======    ======    ======

Note: During the quarter ended  September 30, 1999,  the company made changes in the  manner  in  which  it  reports  its  operating  segments.  Businesses previously included in the Creative Content segment have been disaggregated into separate segments. In addition, intangible asset amortization has been broken out as a separate component of operating income. Segment results for the first three quarters of fiscal 1999 have been restated to reflect the new presentation.